                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))
[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12

                             FOUNDRY NETWORKS, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transactions applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement no.:

  (3) Filing Party:

  (4)  Date Filed:

                            FOUNDRY NETWORKS, INC.

                   Notice of Annual Meeting of Stockholders
                           To Be Held June 20, 2000

   The Annual Meeting of Stockholders (the "Annual Meeting") of Foundry Networks, Inc., a Delaware corporation (the "Company"), will be held at the Santa Clara Marriott, located at 2700 Mission College Boulevard, Santa Clara, CA 95054 on Tuesday, June 20, 2000, at 9:00 a.m., local time, for the following purposes:

     1.To elect three (3) directors to serve until the next Annual Meeting or until their respective successors are elected and qualified;

     2.To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000;

     3.To approve amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 shares to 300,000,000;

     4.To approve amendment of the Company's 1996 Stock Plan to (a) increase the number of shares of common stock reserved for issuance under the plan by 5,000,000 shares, and (b) revise the automatic share increase provision of the plan so that the number of shares of common stock reserved for issuance under the plan will automatically increase on the first day of each of the fiscal years 2001 through 2006 in an amount equal to the lesser of (i) 5,000,000 shares, (ii) five percent (5%) of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as determined by the Board of Directors.

     5.To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   These proposals are more fully described in the Proxy Statement which is attached and made a part of this Notice. Although only stockholders of record at close of business on April 21, 2000 are entitled to vote at the Annual Meeting, all stockholders are cordially invited to attend it in person.

   Whether or not you expect to attend the Annual Meeting in person, however, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ Joshua L. Green
                                          Joshua L. Green
                                          Secretary
San Jose, California
[May 19, 2000]


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

                            FOUNDRY NETWORKS, INC.
                               2100 GOLD STREET
                                P.O. BOX 649100
                        SAN JOSE, CALIFORNIA 95164-9100

                               ----------------

                                PROXY STATEMENT

                               ----------------

General

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Foundry Networks, Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Santa Clara Marriott, located at 2700 Mission College Boulevard, Santa Clara, CA 95054 on Tuesday, June 20, 2000, at 9:00 a.m., local time, and any adjournment or postponement thereof.

   This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about [May 19,] 2000.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Jeff Davitt) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

   The close of business on Friday, April 21, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 115,490,000 shares of common stock outstanding and held of record by approximately 424 stockholders.

Voting and Solicitation

   Each outstanding share of common stock on the Record Date is entitled to one vote on all matters. Shares of common stock may not be voted cumulatively.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that for most matters a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting provided a quorum is present. The amendment to the Company's Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of the Company's common stock. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at the meeting provided a quorum is present. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

   Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted (i) FOR the election of the nominated directors, (ii) FOR ratification of the appointment of

Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, (iii) FOR approval of amendment of the Certificate of Incorporation to increase authorized number of shares of common stock from 200,000,000 to 300,000,000, (iv) FOR approval of amendment of the 1996 Stock Plan to increase the number of shares of common stock reserved for issuance under the plan by 5,000,000 shares and revise the automatic annual share increase provision, and (v) as the proxy holders deem advisable, FOR other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

   The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting. In addition, the Company may reimburse brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's common stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. In addition, the Company has retained the proxy solicitation firm of Georgeson Shareholder Communications, Inc. and will pay all fees and expenses incurred by that firm which are expected to approximate $15,000.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees

   At the Annual Meeting, the stockholders will elect three (3) directors to serve until the 2001 Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

   Assuming a quorum is present, the three (3) nominees receiving the highest number of votes will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the three (3) nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

   The Board has nominated the current members of the Board to be reelected to serve until the 2001 Annual Meeting or until their respective successors are elected and qualified. The names of the nominees, their ages as of April 21, 2000 and certain other information about them are set forth below:

 Name of Nominee          Age      Principal Occupation        Director Since
 ---------------          ---      --------------------        --------------
 Bobby R. Johnson, Jr. ..  43 President, Chief Executive            1996
                               Officer and Chairman of the
                               Board of Directors of Company
                           45 Managing Partner of Crosspoint
 Seth D. Neiman(1).......      Venture Partners                     1996
 Andrew K. Ludwick(1)....  54 Private Investor                      1999

--------
(1) Member of audit committee and compensation committee.

   There are no family relationships among any of the directors or executive officers of the Company.

   Bobby R. Johnson, Jr. co-founded Foundry and has served as President, Chief Executive Officer and Chairman of the board of directors of Foundry since its inception in May 1996. From August 1993 to October 1995, Mr. Johnson co-founded and served as President, Chief Executive Officer and Chairman of the board of directors of Centillion Networks, Inc., a provider of local area network switches. From September 1991 to February 1993, Mr. Johnson was Vice President and General Manager of Internetworking Hardware for Network Equipment Technologies, a wide area networking company. Mr. Johnson holds a B.S. with honors from North Carolina State University.

   Seth D. Neiman has served as a member of the board of directors of Foundry since its inception in May 1996. Mr. Neiman is Managing Partner of Crosspoint Venture Partners, a venture capital firm, where he has been a principal since August 1994. Mr. Neiman serves as Chairman of the Board of Brocade Communications Systems, Inc., and as a member of the board of Avanex Corporation, as well as a number of privately held companies. Mr. Neiman holds a B.A. from Ohio State University.

   Andrew K. Ludwick has served as a member of the board of directors of Foundry since May 1999. From September 1995 to October 1997, Mr. Ludwick was Chief Executive Officer of Bay Networks, a networking company. From July 1985 to September 1995, Mr. Ludwick was founder, President and Chief Executive Officer of SynOptics, an internetworking company. Mr. Ludwick currently serves as a member of the boards of directors of a number of private companies. Mr. Ludwick holds a B.A. from Harvard College and an M.B.A. from Harvard Business School.

Meetings and Committees of the Board of Directors

   During the period from January 1, 1999 through December 31, 1999 (the "last fiscal year"), the Board met ten times and no director attended fewer than 75% of the aggregate number of meetings of the Board.

   The Board has two committees, an audit committee and a compensation committee, both of which consist of Mr. Neiman and Mr. Ludwick. The audit committee recommends the engagement of the Company's independent auditors and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls. The compensation committee establishes and administers the Company's policies regarding annual executive salaries, cash incentives, and equity incentive plans. During the year ended December 31, 1999, the Board performed the functions of the audit committee and compensation committee and, accordingly, these committees did not meet separately from the complete Board during that year. The Board has no nominating committee or committee performing such functions.

   A nomination for a director made by a stockholder to be decided at this year's annual meeting must be submitted to Jeff Davitt at the address of the
Company's executive offices set forth above on or before [May   ,] 2000.
Nominations that are intended to be included in the Company's proxy statement
for the 2001 Annual Meeting must be submitted no later than [January   ,]
2001. See "Deadline for Receipt of Stockholder Proposals for 2001 Annual
Meeting."

Compensation of Directors

   Directors currently receive no cash fees for services provided in that capacity. The Company's 1999 Directors' Stock Option Plan (the "Directors' Plan"), which took effect upon the closing of its initial public offering in October 1999, provides that each person who becomes a nonemployee director of the Company will be granted a nonstatutory stock option to purchase 225,000 shares of common stock on the date on which the optionee first becomes a nonemployee director of the Company. Thereafter, on the date of each annual meeting of the Company's stockholders at which a director is elected, each such nonemployee director shall be granted an option to purchase 60,000 shares of common stock if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. Both Mr. Neiman and Mr. Ludwick will have served for more than six months at the time of the Annual Meeting, and so will receive options to purchase 60,000 shares of the Company's common stock under the Directors' Plan if they are reelected to the Board at the Annual Meeting.

Recommendation of the Board:

   THE BOARD RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES NAMED ABOVE.

      PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Arthur Andersen LLP has served as the Company's independent auditors since 1998 and has been appointed by the Board to continue as the Company's independent auditors for the year ending December 31, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

   A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

   THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

   PROPOSAL NO. 3: APPROVAL OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

General

   The Company's Certificate of Incorporation currently authorizes the issuance of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock. On January 10, 2000, the Company effectuated a two-for-one forward stock split of its outstanding common stock in the form of a stock dividend. As of April 21, 2000 and after taking into account the effect of the stock dividend, the Company had approximately 115,490,000 shares of common stock outstanding and approximately 21,524,000 shares of common stock reserved for future issuance under the Company's equity incentive plans, leaving available for other purposes only 62,986,000 shares of common stock as of that date.

Proposal and Reasons for the Amendment

   At the Annual Meeting, the Company's stockholders are being asked to approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 200,000,0000 shares to 300,000,000 shares. No change is proposed to the authorized number of shares of preferred stock.

   The Board has adopted a resolution approving the proposed amendment and believes it to be in the Company's best interests because it will enable the Company to effect additional stock splits in the future should the Board determine such a split to be in the Company's best interests. In addition, although the Company has no present commitments to do so, the Board believes that the availability of additional authorized but unissued shares will enable the Company to issue common stock for other proper corporate purposes which may be identified in the future, such as to raise additional capital through the sale of securities, to acquire another company or its business or assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees, officers or directors or to pursue other business opportunities.

   Under the Company's Certificate of Incorporation, the Company's stockholders will not have any preferential rights to purchase any newly issued shares of common stock. An issuance of additional common stock could have a dilutive effect on earnings per share, voting power, and share holdings of current stockholders. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the common stock is then listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board.

   The proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. This could potentially discourage an unsolicited takeover attempt which may in turn limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts. The proposed amendment may also have the effect of permitting the Company's current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board is not aware of any attempt to take control of the Company and the Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Required Vote

   The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock is necessary for approval of the amendment to the Company's Certificate of Incorporation. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock whose shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the amendment.

Recommendation of the Board

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION.

         PROPOSAL NO. 4: APPROVAL OF AMENDMENT OF THE 1996 STOCK PLAN

General

   The Company's 1996 Stock Plan (the "1996 Plan") was adopted by the Board in July 1996 and will expire in accordance with its stated termination date of July 2006. The 1996 Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant of nonstatutory stock options and stock purchase rights to employees, consultants and directors (including non-employee directors). See "United States Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options.

   To date, a total of 46,235,683 shares of common stock have been reserved for issuance under the 1996 Plan. In addition, the 1996 Plan currently contains a provision which automatically increases on the first day of each of the Company's fiscal years 2000 through 2006 the number of shares of common stock reserved for issuance under the plan in an amount equal to the lesser of
(i) 4,500,000 shares, (ii) three percent (3%) of the outstanding common stock on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as determined by the Board.

   As of April 21, 2000, 26,645,890 shares had been issued upon exercise of options granted under the 1996 Plan, options to purchase 14,971,362 shares were outstanding and 2,924,868 shares remained available for future grant. All of such outstanding options were held by employees, including current officers who are not executive officers, 1,080,000 of such options were held by current executive officers (four persons). As of April 21, 2000, the fair market value of all shares of common stock subject to outstanding options under the 1996 Plan was $1,302,508,494 based on the closing sale price of $87.00 for the Company's common stock as reported on the Nasdaq National Market on such date.

   The 1996 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Proposal and Reasons for the Amendments

   At the Annual Meeting, the Company's stockholders are being asked to approve two amendments to the 1996 Plan. The first amendment will reserve 5,000,000 additional shares of common stock for issuance under the plan. The second amendment will revise the automatic annual share increase provision so that the number of shares of common stock reserved for issuance under the plan will automatically increase on the first day of each fiscal year beginning in 2001 and ending in 2006 in an amount equal to the lesser of (i) 5,000,000 shares, (ii) five percent (5%) of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as is determined by the Board. The amendments would result in an aggregate increase in the number of shares reserved for issuance under the 1996 Plan of 8,000,000 shares.

   The Board has adopted resolutions approving the proposed amendments and believes them to be in the Company's best interests because they will help the Company attract, retain, and motivate the best available employees, officers and directors and provide them with adequate proprietary interest in the Company which is critical to the continued growth and success of the Company. The Company is experiencing a period of rapid growth and competition for skilled employees in high-technology companies is intense, particularly in the San Francisco Bay Area. In addition, the initial option grants to many of the Company's executive officers and key employees will become fully vested or nearly fully vested during the years 2000 and 2001, and the Company believes it will be necessary to provide them with additional option grants to help ensure their continued service to the Company. With respect to the automatic annual share increase provision in particular, the Board believes that, based on anticipated hiring needs and competitive market conditions, the Company's annual option needs will likely be greater than the current provision will provide.

Required Vote

   The approval of the amendment of the 1996 Plan requires the affirmative vote of the holders of a majority of the shares of the Company's common stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT OF THE 1996 STOCK PLAN.

   The following is a summary of principal features of the 1996 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1996 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to Jeff Davitt at the Company's principal offices at 2100 Gold Street, P.O. Box 649100, San Jose, California 95164-9100.

Administration

   If permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Section 162(m) of the Code, and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), grants under the 1996 Plan may (but need not) be made by different administrative bodies with respect to employees or consultants who are also officers or directors and employees who are neither directors nor officers.

   With respect to grants of options to employees or consultants who are also officers or directors of the Company, grants under the 1996 Plan shall be made by (A) the Board, if the Board may make grants under the 1996 Plan in compliance with Rule 16b-3 of the Exchange Act and Section 162(m) of the Code as the latter applies so as to qualify grants of options to certain executive officers as performance-based compensation, or (B) a committee designated by the Board to make grants under the 1996 Plan, which committee shall be constituted in such a manner as to permit grants under the 1996 Plan to comply with Rule 16b-3, to qualify grants of options to certain executive officers as performance-based compensation under Section 162(m) of the Code and otherwise so as to satisfy the Applicable Laws.

   With respect to grants of options to employees or consultants who are neither directors nor officers of the Company, the 1996 Plan will be administered by (A) the Board or (B) a committee designated by the Board, which committee will be constituted in such a manner so as to satisfy the Applicable Laws. The Board or the committee designated by the Board to administer the 1996 Plan is referred to in this Proxy Statement as the "Administrator." The Administrator receives no additional compensation for its services in connection with the administration of the 1996 Plan.

Eligibility

   The 1996 Plan provides that options may be granted to employees (including officers and directors who are also employees) and consultants of the Company (including non-employee directors). Incentive stock options may be granted only to employees. The Administrator selects the optionees and determines the number of shares and the exercise price to be associated with each option. In making such determination, the Administrator takes into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors. As of April 21, 2000, there are approximately 306 employees, officers and directors eligible to participate in the 1996 Plan.

   The 1996 Plan provides that the maximum number of shares of common stock which may be granted under options and stock purchase rights to any one employee under the 1996 Plan during any fiscal year is 3,000,000, subject to adjustment as provided in the 1996 Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

Terms of Options

   The terms of options granted under the 1996 are determined by the Administrator. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

   Exercise of the Option. The Administrator determines when options are exercisable. With respect to options granted after the effective date of the Company's initial public offering, optionees must earn the right to exercise options by continuing to work for the Company. Options granted prior to the Company's initial public offering were generally exercisable by an optionee in full immediately upon grant, subject to the Company's right to repurchase at cost any shares that remained unvested upon cessation of the optionee's employment with the Company. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of common stock to be purchased, and by tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Administrator.

   Exercise Price. The exercise price of options granted under the 1996 Plan is determined by the Administrator, and must be at least equal to the fair market value of the shares on the date of grant, in the case of incentive stock options, as determined by the Administrator, based upon the closing sales price on the Nasdaq National Market on the date of grant. Incentive stock options granted to stockholders owning more than 10% of the total combined voting power of all classes of the Company's stock (such holders are referred to as "10% Stockholders") are subject to the additional restriction that the exercise price on such options must be at least 110% of the fair market value on the date of the grant. Nonstatutory stock options granted to certain of the Company's executive officers are subject to the additional restriction that the exercise price on such options must be at least 100% of the fair market value on the date of grant if such options are intended to qualify as performance-based compensation under Section 162(m) of the Code.

   Termination of Employment. If the optionee's employment or consulting relationship with the Company is terminated for any reason other than death or disability, options under the 1996 Plan may be exercised not later than three months (or such lesser amount of time to be determined by the Administrator but not less than thirty days) after the date of such termination to the extent the option was exercisable on the date of such termination. In no event may an option be exercised by any person after the expiration of its term.

   Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of or her disability, options may be exercised within six months (twelve months in the case of a total and permanent disability) after the date of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after its termination date.

   Death. If an optionee should die while either (a) employed or retained by the Company and such optionee has been continuously employed or retained by the Company since the date of grant of the option, or (b) within thirty days after the optionee has ceased to be continuously employed or retained by the Company, then the option may be exercised within six months after the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the option was exercisable on the date of death, or if earlier, termination, but in no event may the option be exercised after its termination date.

   Option Termination Date. Options granted under the 1996 Plan expire ten years from the date of grant unless a shorter period is provided in the option agreement. Incentive stock options granted to 10% Stockholders may not have a term of more than five years.

   Nontransferability of Options. Incentive stock options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee. In the case of nonstatutory stock options, the Administrator may at its discretion in certain circumstances allow the transferability of such options.

   Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Administrator.

Adjustments Upon Changes in Capitalization

   In the event any change, such as a stock split, reverse stock split, stock dividend, combination or reclassification, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, and the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1996 Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Administrator.

Merger/Sale of Assets

   In the event the Company sells all or substantially all of its assets or merges with another corporation, each option and stock purchase right may be assumed or an equivalent option or right substituted by the successor corporation. However, if the successor corporation does not agree to this assumption or substitution, the option of stock purchase right will terminate upon the closing of the transaction. Outstanding repurchase rights will terminate unless assigned to the acquiror or purchaser. Stock option agreements issued to employees under the 1996 Plan provide for accelerated vesting of specified percentages of outstanding unvested options prior to the closing of a transaction involving a change of control.

Stock Purchase Rights

   In addition to stock options, the Administrator may issue stock purchase rights under the 1996 Plan to employees, non-employees directors and consultants. The Administrator determines the number of shares, price, terms, conditions and restrictions related to a grant of stock purchase rights. The purchase price of a stock purchase right granted under the 1996 Plan will be determined by the Administrator. The period during which the stock purchase right is held open is determined by the Administrator, but in no case shall this period exceed 30 days. Unless the Administrator determines otherwise, the recipient of a stock purchase right must execute a restricted stock purchase agreement granting the Company an option to repurchase unvested shares at cost upon termination of the recipient's relationship with the Company.

Amendment and Termination

   The Board may amend the 1996 Plan at any time or from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval will be obtained as required by the applicable laws. However, no action by the Board or the stockholders may alter or impair any option previously granted under the 1996 Plan, unless mutually agreed otherwise between the optionee and the Board. The 1996 Plan shall terminate in July 2006, provided that any options then outstanding under the 1996 Plan shall remain outstanding until they expire by their terms.

United States Federal Income Tax Information

   The following is a brief summary of the U.S. federal income tax consequences of transactions under the 1996 Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisor concerning the tax implications of option grants and exercises, stock purchases, and the disposition of stock acquired upon such exercises and purchases, under the Plan.

Stock Options

   Options granted under the 1996 Plan may be either incentive stock options, which are intended to qualify for the special tax treatment provided by
Section 422 of the Code, or nonstatutory stock options, which will not qualify. If an option granted under the 1996 Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise, except to the extent that such exercise causes the optionee to incur alternative minimum tax. (See discussion below.) The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option by the optionee, any gain will be treated as a long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the common stock on the date of the option exercise or the sale price of the Common Stock, provided that either the common stock is not subject to any Company repurchase right at the time of exercise or, if it is subject to such a company repurchase right, the optionee makes a timely Section 83(b) election (see below). The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current maximum U.S. federal income tax rate on long-term capital gains is 20%, whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed in full against capital gains plus $3,000 of other income.

   All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares over the exercise price, provided that either the common stock is not subject to any Company repurchase right at the time of exercise or, if it is subject to such a company repurchase right, the optionee makes a timely Section 83(b) election (see below). The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee's current earnings. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from the date of exercise.

Alternative Minimum Tax

   The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Code. The alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 in the case of married taxpayers filing separately (which exemption amounts are phased out for upper income taxpayers). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

   In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the common stock on the date of exercise over the option exercise price, provided that either the common stock is not subject to any Company repurchase right at the time of exercise or, if it is subject to such a company repurchase right, the optionee makes a timely
Section 83(b) election (see below). Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options.

   If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

Option Stock Subject to Company Repurchase Right

   If common stock issued upon exercise of an option is subject to a company repurchase right entitling the Company to buy back the shares at the option exercise price upon termination of services prior to satisfaction of a vesting period, then the income tax consequences of exercising an option will vary depending on whether the optionee does or does not make a special tax election referred to as a "Section 83(b) election." If a timely Section 83(b) election is made, then the income tax consequences of exercising an option will be as summarized above. If, however, the optionee does not make a timely Section 83(b) election, then the amount of alternative minimum taxable income (if the option is an incentive stock option) or regular taxable income (if the option is a nonstatutory stock option or common stock acquired upon exercise of an incentive stock option is disposed of prior to completion of both holding periods described previously) attributable to exercise of an option will be determined as follows. No alternative minimum or regular taxable income, as applicable, will be recognized at the time of exercise, but instead such income will be recognized by the optionee with respect to each share of common stock at the time the Company repurchase right lapses with respect to such common stock upon the applicable vesting date. The amount of alternative minimum or regular taxable income, as applicable, recognized on each vesting date will equal the excess of the fair market value as of the vesting date of the common stock then vesting over the exercise price paid for such common stock. A Section 83(b) election must be filed within thirty days after exercise of an option.

   The purchase of shares of common stock pursuant to the exercise of a stock purchase right and the sale of such shares by a purchaser are generally taxed in the same manner as nonstatutory stock options, as described above.

   Optionees should consult their own tax advisors regarding the advisability of making a Section 83(b) election under their particular circumstances and the procedural requirements for making such election.

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information regarding the beneficial ownership of our common stock as of April 21, 2000 by: (a) each of our directors and the executive officers named in the Compensation of Executive Officers table of this Proxy Statement (the "Named Executive Officers");
(b) all directors and executive officers as a group; and (c) each person who is known to us to own beneficially more than 5% of our common stock.

                                                                    Percent of
                                                           Number     Common
Name and Address                                         of Shares    Stock
----------------                                         ---------- ----------
Directors and Executive Officers:
Bobby R. Johnson, Jr.(a)................................ 22,950,000    19.9%
Robert W. Shackleton(b).................................  1,206,771     1.0
William S. Kallaos(c)...................................  1,150,318     1.0
Ken K. Cheng(d).........................................  1,375,980     1.2
Wilburn W. McGill(e)....................................  1,391,906     1.2
Seth D. Neiman(f)....................................... 13,721,359    11.9
Andrew K. Ludwick(g)....................................    872,500     *
All directors and executive officers as a group (10
 persons)(h) ........................................... 50,894,399    43.7

5% Stockholders:
Entities affiliated with Crosspoint Venture Partners(i)
 ....................................................... 13,646,629    11.8
  2925 Woodside Road
  Woodside, CA 94062
Entities affiliated with Institutional Venture
 Partners(j) ...........................................  8,169,834     7.1
  3000 Sand Hill Road
  Building 2, Suite 290
  Menlo Park, CA 94025

--------
 *Less than one percent of the outstanding shares of common stock.
(a) Includes 735,937 shares subject to our right of repurchase at cost upon cessation of employment.
(b) Includes 1,327,500 shares subject to stock pledge agreements in favor of Foundry, 202,499 of which are subject to our right of repurchase at cost upon cessation of employment, 15,000 shares transferred to his minor children and held in custodial accounts on their behalf, and 150,000 shares issuable upon the exercise of an option which was exercisable as of April 21, 2000.
(c) Includes 1,215,000 shares subject to a stock pledge agreement in favor of Foundry, 303,750 of which are subject to our right of repurchase at cost upon cessation of employment, 269,406 shares transferred to a grantor retained annuity trust and 429,766 shares transferred to a living trust.
(d) Includes 1,245,000 shares subject to stock pledge agreements in favor of Foundry and 806,562 shares subject to our right of repurchase at cost upon cessation of employment.
(e) Includes 1,260,000 shares subject to stock pledge agreements in favor of Foundry, 276,562 of which are subject to our right of repurchase at cost upon cessation of employment and 15,000 of which are held jointly with Billie J. McGill, and 225,000 shares issuable upon the exercise of an option which was exercisable as of April 21, 2000.
(f) Includes 9,752,987 shares held by Crosspoint Venture Partners (1996) and 3,893,642 shares held by Crosspoint Venture Partners LS 1997. Seth D. Neiman is a general partner of the general partner of the Crosspoint entities and is a director of Foundry. He disclaims beneficial ownership of the shares held by the Crosspoint entities except to the extent of his pecuniary interest in these shares.
(g) Includes 377,500 shares sold to a family trust of which Mr. Ludwick is a trustee and 15,000 shares transferred to his minor children and held in custodial accounts on their behalf.
(h) Includes 13,646,629 shares held by entities affiliated with Mr. Neiman as described in Note (f), 2,756,247 shares subject to our right of repurchase upon cessation of employment by officers and 1,080,000 shares issuable upon the exercise of options which were exercisable as of April 21, 2000.

(i) Includes 9,752,987 shares held by Crosspoint Venture Partners (1996) and 3,893,642 shares held by Crosspoint Venture Partners LS 1997. The following natural persons exercise voting and/or dispositive powers for the shares held by these funds: Robert A. Hoff, Donald B. Milder, John B. Mumford, Seth D. Neiman and Rich Shapero.
(j) Includes 134,304 shares held by Institutional Venture Management VII, L. P., 319,752 shares held by IVP Founders Fund I, L.P. and 7,715,778 shares held by Institutional Venture Partners VII, L.P. The following natural persons exercise voting and/or dispositive powers for the shares held by these funds: Samuel D. Colella, Reid W. Dennis, Mary Jane Elmore, Norman
    A. Fogelsong, Ruthann Quindlen, L. James Strand, William P. Tai, T. Peter Thomas and Geoffrey Y. Yang.

   Except as otherwise noted, the address of each person listed in the table is c/o Foundry Networks, Inc., 2100 Gold Street, P.O. Box 649100, San Jose, California, 95164-9100. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

   The table includes all shares of common stock issuable within 60 days of April 21, 2000 upon the exercise of options and other rights beneficially owned by the indicated stockholders on that date.

   The applicable percentage of ownership for each stockholder is based on 115,490,000 shares of common stock outstanding as of April 21, 2000 together with applicable options for that stockholder. Shares of common stock issuable upon exercise of options and other rights beneficially owned are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

   Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The following is a report of the compensation committee of the Board (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended December 31, 1999. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board concerning the granting of options under the Company's 1996 Stock Option Plan. Bobby R. Johnson, Jr., who is a director as well as the Company's President and Chief Executive Officer, has not participated in deliberations or decisions involving his own compensation. During the last fiscal year, Seth D. Neiman and Andrew K. Ludwick served as the sole members of the compensation committee.

General Compensation Policy

   Under the supervision of the Board, the Company's compensation policy is designed to attract and retain qualified executives critical to the Company's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

   The summary below describes in more detail the factors which the Board considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

   The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

   Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Long-Term Incentive Compensation

   The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations.

   Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in equal monthly installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the common stock appreciates over the option term.

Compensation of the Chief Executive Officer

   Bobby R. Johnson, Jr. has served as the Company's President and Chief Executive Officer since the Company's inception in May 1996. His base salary for fiscal 1999 remained virtually unchanged from the previous year and was based primarily on his previous compensation at the Company and by comparison to competitive salaries of chief executive officers in the Company's peer group. He received no other compensation during 1999.

   The compensation committee may adjust Mr. Johnson's salary in the future, based primarily on comparative salaries of chief executive officers in the Company's peer group, although it may consider other factors as well such as the financial performance of the Company and Mr. Johnson's success in meeting key strategic goals.

Deductibility of Executive Compensation

   The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1996 Stock Plan and others outside of the plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                    Compensation Committee:  Seth D. Neiman
                                             Andrew K. Ludwick

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board of Directors currently consists of Seth D. Neiman and Andrew K. Ludwick. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                      COMPENSATION OF EXECUTIVE OFFICERS

   The following table shows the compensation earned by (a) Bobby R.
Johnson, Jr., the Company's Chief Executive Officer during the fiscal year ended December 31, 1999, (b) the four other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended December 31, 1999; and (c) the compensation received by each such individual during fiscal year ended December 31, 1998. The amounts in the column entitled "Other Annual Compensation" represent commissions paid, based on total sales, to Messrs. Shackleton and Kallaos and partial forgiveness by the Company of loans and interest outstanding under loans made to Mr. McGill in connection with the exercise of options. The amounts in the column titled "All Other Compensation" consist of life insurance premiums paid by the Company.

                          Summary Compensation Table

                                                                         Long-Term
                                                                        Compensation
                                         Annual Compensation               Awards
                                  ------------------------------------- ------------
                                                                         Securities
                           Fiscal                        Other Annual    Underlying     All Other
Name & Principal Position   Year  Salary($)    Bonus($) Compensation($)  Options(#)  Compensation($)
-------------------------  ------ ---------    -------- --------------- ------------ ---------------
Bobby R. Johnson, Jr. ...   1999  $140,000         --           --             --          --
 President, Chief           1998   139,090         --           --             --         $470
 Executive Officer,
 Chairman of the Board of
 Directors

Robert W. Shackleton.....   1999   110,000       5,000      119,447        150,000         323
 Vice President, North      1998   111,590       2,500       74,112         22,500         504
 American Sales

William S. Kallaos.......   1999   110,000         --        75,618            --          --
 Vice President,            1998   109,090         --        35,821            --          370
 International Sales

Ken K. Cheng.............   1999   145,000       4,500          --         150,000         --
 Vice President,            1998    54,519(1)      --           --       1,245,000         --
 Marketing

Wilburn W. McGill........   1999   137,500       2,500          --         225,000         --
 Vice President,            1998   125,090      11,500       12,830         45,000         430
 Manufacturing

--------
(1) Mr. Cheng's employment with Foundry commenced in July 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

   These stock options were granted outside of the Company's 1996 Stock Plan. They were immediately exercisable when granted, subject to the Company's right to repurchase at cost any shares that remain unvested at the time of the officer's cessation of employment. The shares vest at a rate of 1/48th per month so long as the officer continues to provide services to the Company and provide for partial acceleration upon a change of control. See section entitled "Compensation of Executive Officers--Change of Control Agreements with Named Executive Officers" for description of change of control provision.

   The percentages below are based on the aggregate of 12,041,000 shares subject to options granted by the Company in 1999. The exercise price per share of each option was equal to the fair market value of our common stock on the date of grant as determined by our Board of Directors.

   The potential realizable value assumes that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire 10-year term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC, and do not represent our prediction of stock performance. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of common stock.

                                                   Individual Grants
                          ---------------------------------------------------------------------
                                                                         Potential Realizable
                                                                           Value At Assumed
                          Number Of   % Of Total                         Annual Rates of Stock
                          Securities   Options    Exercise              Price Appreciation For
                          Underlying  Granted To   Price                      Option Term
                           Options   Employees in   per    Expiration   -----------------------
                           Granted   Fiscal Year   Share      Date          5%          10%
                          ---------- ------------ -------- ----------   ----------- -----------
Bobby R. Johnson, Jr. ..       --        -- %      $ --         --      $       --  $       --
Robert W. Shackleton....   150,000       1.2        0.83    1/25/09          78,297     198,421
William S. Kallaos......       --        --          --         --              --          --
Ken K. Cheng............   150,000       1.2        0.83           (1)       78,297     198,421
Wilburn W. McGill.......   225,000       1.0        0.83    1/25/09         117,446     297,631

--------
(1) Exercised by Mr. Cheng on September 17, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 1999. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended December 31, 1999, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended
December 31, 1999.

                                                                      Value of
                                                         Number of  Unexercised
                               Number of                Unexercised In-the-Money
                                Shares                  Options at   Options at
                              Acquired on   Value       Fiscal Year Fiscal Year
   Name                        Exercise   Realized        End (1)     End (2)
   ----                       ----------- ----------    ----------- ------------
Bobby R. Johnson, Jr.........       --    $      --           --    $       --
Robert W. Shackleton.........       --           --       150,000    22,501,500
William S. Kallaos...........       --           --           --            --
Ken K. Cheng.................   150,000    1,750,500(3)       --            --
Wilburn W. McGill............       --           --       225,000    33,752,250

--------
(1) No stock appreciation rights (SARs) were outstanding during fiscal 1999. All unexercised options were exercisable as of December 31, 1999, subject to the Company's right to repurchase any unvested shares upon cessation of the officer's employment.
(2) Based on the $150.84 per share closing price of the Company's common stock on The Nasdaq Stock Market on December 31, 1999, less the exercise price of the options.
(3) The value realized represents the difference between $12.50, the value which the Company has assumed to be the fair market value of its common stock on the day of exercise for the purposes of this table only, and the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

          CHANGE OF CONTROL AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

   On June 6, 1996, the Company sold Bobby R. Johnson, Jr. 23,550,000 shares of common stock at a purchase price of $0.0033 per share. In June 1999, Mr. Johnson voluntarily sold 1,200,000 of these shares back to the Company at $0.0033 per share. The Company holds the right to purchase any shares held by Mr. Johnson that remain unvested upon either a voluntary termination of employment by Mr. Johnson or a termination by the Company for cause. If Mr. Johnson is constructively terminated or terminated other than for cause, then the Company will not have this repurchase right. In addition, all shares not previously released from the Company's repurchase option will be immediately released upon a sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation where the stockholders of the Company immediately prior to such sale or merger do not own a majority of the outstanding voting securities of the acquiring or surviving company.

   The Company has entered into Stock Option Agreements with Robert W. Shackleton, William S. Kallaos, Ken K. Cheng and Wilburn W. McGill which provide for partial acceleration of vesting of their options upon a "Change in Control" transaction, defined as a merger or other transaction in which more than fifty percent of the voting control of the Company is transferred or a sale of all or substantially all of the assets of the Company. The following table summarizes the terms of these Stock Option Agreements:

                                       Vesting
                                     Commencement   Current Vesting
  Name                    Shares         Date           Schedule           Acceleration %(1)
  ----                   --------- ---------------- ---------------- ------------------------------
Robert W. Shackleton.... 1,305,000    April 1, 1997 1/48th per month         50% of unvested shares
                            22,500    June 11, 1998 1/48th per month Up to 37.5% of unvested shares
                           150,000 January 26, 1999 1/48th per month Up to 37.5% of unvested shares

William S. Kallaos...... 1,215,000    April 2, 1997 1/48th per month         50% of unvested shares

Ken K. Cheng............ 1,245,000  August 11, 1998 1/48th per month Up to 37.5% of unvested shares
                           150,000 January 26, 1999 1/48th per month Up to 37.5% of unvested shares

Wilburn W. McGill....... 1,215,000   March 19, 1997 1/48th per month Up to 37.5% of unvested shares
                            45,000   April 30, 1998 1/48th per month Up to 37.5% of unvested shares
                           225,000 January 26, 1999 1/48th per month Up to 37.5% of unvested shares

--------
(1) With respect to acceleration of "up to 37.5% of unvested options," the optionee will receive acceleration of up to eighteen months of vesting, provided that the aggregate amount of total vesting after such acceleration cannot exceed twenty four months.

                         TRANSACTIONS WITH MANAGEMENT

   On June 25, 1997, the Company provided a loan to Drusilla Demopolous, its former Vice President of Marketing, in connection with her exercise of an option for the purchase of common stock, pursuant to a note secured by a stock pledge agreement in the principal amount of $54,000 with an interest rate of 6.68%, due upon the earlier of June 25, 2002 or twelve months after the closing of Foundry's initial public offering. On April 29, 1998, the Company provided a second loan to Ms. Demopolous in connection with her exercise of a second option for the purchase of common stock pursuant to a note secured by a stock pledge agreement in the principal amount of $9,600 with an interest rate of 5.58% due upon the earlier of April 28, 2003 or twelve months after the closing of Foundry's initial public offering. In December, 1999, Ms. Demopolous repaid both these loans in full.

   On October 6, 1998, the Company provided a loan to Ken K. Cheng in connection with his exercise of an option for the purchase of common stock, pursuant to a note secured by a stock pledge agreement in the principal amount of $207,458 with an interest rate of 5.03% due upon the earlier of October 5, 2003 or twelve months after the closing of Foundry's initial public offering.

   On June 28, 1999, Andrew K. Ludwick, one of the Company's directors, exercised a fully vested option to purchase 480,000 shares of our common stock at an exercise price of $2.67 per share granted him in connection with his appointment as a member of our board of directors. Additionally, on June 9, 1999, the Company sold 375,000 shares of its Series C Preferred Stock at a purchase price of $2.67 per share to a family trust of which Mr. Ludwick is a trustee.

   The Company believes that the transactions identified in this section were on terms no less favorable to it than could have been obtained from unaffiliated third parties.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return data for the Company's stock for the period beginning September 28, 1999 (the date on which the Company's stock was first publicly traded on The Nasdaq National Market) and ending on December 31, 1999 to the cumulative return over such period of (i) The Nasdaq National Market Composite Index and (ii) the Nasdaq Computer Manufacturer Composite Index. The graph assumes that $100 was invested on September 28, 1999 in the common stock of the Company and in each of the comparative indices, and reinvestment of any dividends. The graph further assumes that such amount was initially invested in the common stock of the Company at a per share price of $12.50, the price to which such stock was first offered to the public by the Company on the date of its initial public offering. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                          [LOGO OF PERFORMANCE GRAPH]

                                              Cumulative Total Return
                                     ------------------------------------------
                                     9/28/99 9/30/99 10/31/99 11/30/99 12/31/99
                                     ------- ------- -------- -------- --------
Foundry Networks, Inc............... 100.00  504.00   758.00   940.50  1,206.75
Nasdaq Stock Market................. 100.00   99.57   107.34   119.88    146.69
Nasdaq Computer manufacturer........ 100.00   99.25   106.11   125.03    148.54

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   Proposals of stockholders intended to be included in the Company's proxy statement for the 2001 Annual Meeting of Stockholders must be received by Jeff Davitt, Foundry Networks, Inc., 2100 Gold Street, P.O. Box 649100, San Jose,
CA 95164-9100 later than [January    ,] 2001. If the Company is not notified
of a stockholder proposal by [April   ], 2001, then the proxies held by
management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1999 all Reporting Persons complied with all applicable filing requirements with the exception of the following: (a) Seth D. Neiman inadvertently failed to include his purchase of shares of common stock in the Company's initial public offering on any Form 4s filed with the SEC until a filing on April 10, 2000; and (b) the Company filed a Form 4 with the SEC on September 27, 1999, which mistakenly reported that Timothy D. Heffner held options for the purchase of 84,000 shares of common stock. The correct number of 45,000 shares was subsequently reported on a Form 5 filed with the SEC on February 25, 2000.

                                 OTHER MATTERS

   The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

   It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Joshua L. Green
                                          Joshua L. Green
                                          Secretary

[May   ,] 2000
San Jose, California

                            Foundry Networks, Inc.

                                1996 STOCK PLAN

   1. Purposes of the Plan. The purposes of this 1996 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

   2.  Definitions. As used herein, the following definitions shall apply:

     (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

     (b) "Affiliate" means an entity other than a Subsidiary in which the Company owns an equity interest or which, together with the Company, is under common control of a third person or entity.

     (c) "Applicable Laws" means the legal requirements relating to the administration of stock option, restricted stock purchase and stock bonus plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

     (d) "Board" means the Board of Directors of the Company.

     (e) "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Committee" means the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan.

     (g) "Common Stock" means the Common Stock of the Company.

     (h) "Company" means Foundry Networks, Inc., a Delaware corporation, formerly known as StarRidge Networks, Inc.

     (i) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any Director of the Company whether compensated for such services or not.

     (j) "Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

     (k) "Director" means a member of the Board.

     (l) "Employee" means any person (including if appropriate, any Named Executive, Officer or Director) employed by the Company or any Parent, Subsidiary or Affiliate of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (n) "Fair Market Value" means, as of any date, the fair market value of Common Stock determined as follows:

       (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange, or the exchange with the greatest volume of trading in Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

       (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

       (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

     (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

     (p) "Listed Security" means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

     (q) "Named Executive" means any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

     (r) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

     (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

     (t) "Option" means a stock option granted pursuant to the Plan.

     (u) "Optioned Stock" means the Common Stock subject to an Option or a Stock Purchase Right.

     (v) "Optionee" means an Employee or Consultant who receives an Option or a Stock Purchase Right.

     (w) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

     (x) "Plan" means this 1996 Stock Plan.

     (y) "Reporting Person" means an officer, director, or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

     (z) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

     (aa) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

     (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

     (cc) "Stock Exchange" means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

     (dd) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 below.

     (ee) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

     (ff) "Ten Percent Holder" means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

   3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 51,235,683 shares of Common Stock, plus an automatic annual increase on the first day of each of the Company's fiscal years beginning in 2001 and ending in 2006 equal to the lesser of: (i) 5,000,000 Shares; (ii) five percent (5%) of the Shares outstanding on the last day of the immediately preceding fiscal year; or (iii) such lesser number of shares as is determined by the Board of Directors. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an Option or Stock Purchase Right in order to satisfy the exercise or purchase price for such Option or Stock Purchase Right or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan. Shares repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.

   4. Administration of the Plan.

     (a) General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Optionees and, if permitted by the Applicable Laws, the Board may authorize one or more officers (who may (but need not) be Officers) to grant Options or Stock Purchase Rights to Employees and Consultants.

     (b) Administration With Respect to Reporting Persons. With respect to Options and Stock Purchase Rights granted to Reporting Persons and Named Executives, the Plan may (but need not) be administered so as to permit such Options and Stock Purchase Rights to qualify for the exemption set forth in Rule 16b-3 and to qualify as performance-based compensation under
  Section 162(m) of the Code.

     (c) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

       (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

       (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

       (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof are granted hereunder;

       (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

       (v) to approve forms of agreement for use under the Plan;

       (vi) to determine the terms and conditions (including, without limitation, vesting schedules), not inconsistent with the terms of the Plan, of any award granted hereunder;

       (vii) to determine whether and under what circumstances an Option may be settled in cash under Section 10(f) instead of Common Stock;

       (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

       (ix) to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights; and

       (x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; and

       (xi) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options or Stock Purchase Rights to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

     (d) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of Options or Stock Purchase Rights.

   5. Eligibility.

     (a) Recipients of Grants. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided however that Employees of Affiliates shall not be eligible to receive Incentive Stock Options. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he or she is otherwise eligible, be granted additional Options or Stock Purchase Rights.

     (b) Type of Option. Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this
  Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

     (c) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Optionee's right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

   6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

   7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Option granted to an Optionee who, at the time the Option is granted, is a Ten Percent Holder, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the written option agreement. After the date, if any, on which the Common Stock becomes a Listed Security, the five (5) year limitation on option grants to Ten Percent Holders described above shall only apply to the grant of Incentive Stock Options.

   8. Limitation on Grants to Employees. Subject to adjustment as provided in
Section 14 below, the maximum number of Shares which may be subject to Options and Stock Purchase Rights granted to any one Employee under this Plan for any fiscal year of the Company shall be 1,500,000 Shares.

   9. Option Exercise Price and Consideration.

     (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board and set forth in the applicable agreement, but shall be subject to the following:

       (i) In the case of an Incentive Stock Option that is:

         (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

         (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

       (ii) In the case of a Nonstatutory Stock Option that is:

         (A) granted, prior to the date, if any, on which the Common Stock becomes a Listed Security, to a person who, at the time of the grant of such Option, is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant; or

         (B) granted to a person who, at the time of the grant of such Option, is a Named Executive, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant if such Option is intended to qualify as performance-based compensation under Section 162(m) of the Code;

         (C) granted, prior to the date, if any, on which the Common Stock becomes a Listed Security, to a person other than a Named Executive or a Ten Percent Holder, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant if required by the Applicable Laws and, if not so required, shall be such price as is determined by the Administrator.

       (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

     (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash,
  (2) check, (3) promissory note, (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised,
  (5) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

   10. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, and reflected in the written option agreement, which may include vesting requirements and/or performance criteria with respect to the Company and/or the Optionee; provided that if required by the Applicable Laws, any option granted prior to the date, if any, upon which the Common Stock becomes a Listed Security, shall become exercisable at the rate of at least twenty percent (20%) per year over five
  (5) years from the date the Option is granted. In the event that any of the Shares issued upon exercise of an Option (which exercise occurs prior to the date, if any, upon which the Common Stock becomes a Listed Security) should be subject to a right of repurchase in the Company's favor, such repurchase right shall, if required by the Applicable Laws, lapse at the rate of at least twenty percent (20%) per year over five (5) years from the date the Option is granted. Notwithstanding the above, in the case of an Option granted to an officer, Director or Consultant of the Company or any Parent, Subsidiary or Affiliate of the Company, the Option may become fully exercisable, or a repurchase right, if any, in favor of the Company shall lapse, at any time or during any period established by the Administrator. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided however that in the absence of such determination, vesting of Options shall be tolled during any such leave.

       An Option may not be exercised for a fraction of a Share.

       An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, not withstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

       Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Employment or Consulting Relationship. Subject to
  Section 10(c), in the event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company, such Optionee may, but only within three (3) months (or such other period of time not less than thirty (30) days as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding three (3) months) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate. No termination shall occur and this Section 10(b) shall not apply if (i) the Optionee is a Consultant who becomes an Employee; or (ii) the Optionee is an Employee who becomes a Consultant.

     (c) Disability of Optionee.

       (i) Notwithstanding Section 10(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within twelve
    (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

       (ii) In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. However, to the extent that such Optionee fails to exercise an Option which is an Incentive Stock Option ("ISO") (within the meaning of Section 422 of the Code) within three (3) months of the date of such termination, the Option will not qualify for ISO treatment under the Code. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within six months (6) from the date of termination, the Option shall terminate.

     (d) Death of Optionee. In the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant since the date of grant of the Option, or within thirty (30) days following termination of Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or, if earlier, the date of termination of Optionee's Continuous Status as an Employee or Consultant. To the extent that Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if Optionee's estate or the person who acquired the right to exercise the option by bequest or inheritance does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     (e) Rule 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

     (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

   11. Stock Purchase Rights.

     (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. In the case of a Stock Purchase Right granted prior to the date, if any, on which the Common Stock becomes a Listed Security and if required by the Applicable Laws at such time, the purchase price of Shares subject to such Stock Purchase Rights shall not be less than 85% of the Fair Market Value of the Shares as of the date of the offer, or, in the case of a Ten Percent Holder, the price shall not be less than 100% of the Fair Market Value of the Shares as of the date of the offer. If the Applicable Laws do not impose the requirements set forth in the preceding sentence and with respect to any Stock Purchase Rights granted after the date, if any, on which the Common Stock becomes a Listed Security, the purchase price of Shares subject to Stock Purchase Rights shall be as determined by the Administrator. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

     (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine, provided, however, that with respect to a Stock Purchase Right granted prior to the date, if any, on which the Common Stock becomes a Listed Security to a purchaser who is not an officer (including an Officer), Director or Consultant of the Company or any Parent or Subsidiary of the Company, it shall lapse at a minimum rate of 20% per year.

     (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

     (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

   12. Taxes.

     (a) As a condition of the exercise of an Option or Stock Purchase Right granted under the Plan, the Participant (or in the case of the Participant's death, the person exercising or receiving the Option or Stock Purchase Right) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of Option or Stock Purchase Right and the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

     (b) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option or Stock Purchase Right.

     (c) This Section 12(c) shall apply only after the date, if any, upon which the Common Stock becomes a Listed Security. In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Purchase Right that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the statutory minimum amount required to be withheld. For purposes of this Section 12, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the "Tax Date").

     (d) If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Purchase Right by surrendering to the Company Shares that
  (i) in the case of Shares previously acquired from the Company, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value determined as of the applicable Tax Date equal to the statutory minimum amount required to be withheld.

     (e) Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 12(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 12(d) above must be made on or prior to the applicable Tax Date.

     (f) In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the applicable Tax Date.

   13. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, the number of Shares described in Section 3(a)(i) and 8 above, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Sale of Assets. Except as may be otherwise set forth in the Notice of Stock Option Grant, in the event of a proposed sale of all or substantially all of the Company's assets or a merger of the Company with or into another corporation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company are transferred to a person or persons different form the persons holding those securities immediately prior to such transaction, each outstanding Option or Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the Option or Stock Purchase Right or to substitute an equivalent option or right, in which case such Option or Stock Purchase Right shall terminate upon the consummation of the merger or sale of assets.

     (d) Certain Distributions. In the event of any distribution to the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per share of Common Stock covered by each outstanding Option or Stock Purchase Right to reflect the effect of such distribution.

   14. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, provided that, after the date, if any, upon which the Common Stock becomes a Listed Security, the Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to Option Agreements specifying (i) the manner in which such Nonstatutory Stock Options are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option or Stock Purchase Right may be exercised, during the lifetime of the holder of Option or Stock Purchase Right, only by such holder or a transferee permitted by this Section 16.

   15. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

   16. Amendment and Termination of the Plan.

     (a) Authority to Amend or Terminate. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b) Effect of Amendment or Termination. No amendment or termination of the Plan shall adversely affect Options already granted, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

   17. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

   18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   19. Agreements. Options and Stock Purchase Rights shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

   20. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under the Applicable Laws. All Options and Stock Purchase Rights issued under the Plan shall become void in the event such approval is not obtained.

   21. Information to Optionees and Purchasers. Prior to the date, if any, upon which the Common Stock becomes a Listed Security and if required by the Applicable Laws, the Company shall provide financial statements at least annually to each Optionee and to each individual who acquired Shares Pursuant to the Plan, during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares. The Company shall not be required to provide such information if the issuance of Options or Stock Purchase Rights under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information. In addition, at the time of issuance of any securities under the Plan, the Company shall provide to the Optionee or the Purchaser a copy of the agreement(s) pursuant to which securities under the Plan are issued.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF FOUNDRY NETWORKS, INC. FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 20, 2000

  The undersigned stockholder of Foundry Networks, Inc., a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated [May 17, 2000], and hereby appoints Bobby R. Johnson, Jr. and Timothy D. Heffner or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Foundry Networks, Inc. to be held on Tuesday June 20, 2000, at 9:00 a.m., local time, at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, CA 95054 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS:
  [_] For all nominees listed below (except as indicated).
                                     [_] Withhold authority to vote for all
                                     nominee(s) listed below.

  If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
  Nominees:
        Bobby R. Johnson, Jr.
                            Seth D. Neiman    Andrew K. Ludwick

2.RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S
   INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000:
                      [_] FOR   [_] AGAINST   [_] ABSTAIN

3.APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE THE
   AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 200,000,000 TO 300,000,000:
                      [_] FOR   [_] AGAINST   [_] ABSTAIN

4.APPROVAL OF AMENDMENT OF 1996 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF
   COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN BY 5,000,000 SHARES AND REVISE THE AUTOMATIC ANNUAL SHARE INCREASE PROVISION:
                      [_] FOR   [_] AGAINST   [_] ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.
               PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF ALL NOMINATED DIRECTORS; (2) FOR RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000; (3) FOR APPROVAL OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 200,000,000 TO 300,000,000; (4) FOR APPROVAL OF AMENDMENT OF THE 1996 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN BY 5,000,000 SHARES AND REVISE THE AUTOMATIC ANNUAL SHARE INCREASE PROVISION; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                              Date: ___________________________

                                              ---------------------------------
                                              Signature(s)

                                              Date: ___________________________

                                              ---------------------------------
                                              Signature(s)

                                              (This Proxy should be marked,
                                              dated, signed by the
                                              stockholder(s) exactly as his or
                                              her name appears hereon, and
                                              returned promptly in the
                                              enclosed envelope. Persons
                                              signing in a fiduciary capacity
                                              should so indicate. If shares
                                              are held by joint tenants or as
                                              community property, both should
                                              sign.)